Exhibit 31.2

CERTIFICATION

I, David Mathieson, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Comverge, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David Mathieson
David Mathieson
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
April 30, 2012